UNITEDHEALTH GROUP

UnitedHealth Group Reports Second Quarter 2026 Results

Second Quarter 2026 Revenues of $112.0 Billion; Earnings from Operations of $8.0 Billion

Earnings of $6.04 Per Share and Adjusted Earnings of $6.38 Per Share

Updated Full Year 2026 Earnings Outlook Range to $18.45 to $18.95 Per Share

Adjusted Earnings Range of $19.50 to $20.00 Per Share

July 16, 2026

UnitedHealth Group (NYSE: UNH) today reported second quarter 2026 results and raised guidance for full year 2026.

The company now expects full year 2026 adjusted net earnings between $19.50 to $20.00 per share resulting from performance year-to-date and an improved outlook for the remainder of the year. A table outlining the company's updated outlook is below, with additional detail on page 6 of this release.

Consolidated revenues for the second quarter 2026 were $112.0 billion and earnings from operations were $8.0 billion, with a net margin of 4.9%. Cash flows from operations were $11.1 billion, or 1.9x net income, and the debt-to-capital ratio was 41.2% as of June 30, 2026.

UnitedHealth Group's medical cost ratio was 86.7% for the second quarter 2026, reflecting cost and pricing discipline, as well as mix changes across all benefit offerings. The operating cost ratio of 12.7% in the second quarter 2026 compared to 12.3% in the second quarter 2025, reflecting targeted investments in technology, operations and the community.

Over the last year, the company has advanced a broad set of reforms and commitments to improve affordability, transparency and simplicity for care providers and consumers. These actions reflect the company's deep commitment to helping people live healthier lives and helping make the health system work better for everyone. These actions are outlined in more detail on page 2 of this release.

UnitedHealth Group Updated 2026 Full Year Guidance

($ in millions, except per share data)	Reported Operating Earnings	Adjusted Operating Earnings
UnitedHealthcare	> $12,000	> $12,000
Optum Health	> $2,275	> $2,215
Optum Insight	> $4,925	> $4,750
Optum Rx	> $6,250	> $6,250
Optum (a)	> $13,450	> $13,215
UnitedHealth Group	**> $25,450**	**> $25,215**
Medical Care Ratio		88.1% ± 25 bps
Tax Rate		~18.5%
Cash Flows from Operations		~$24,000
Share Repurchase		At Least $5,000
Net Earnings to UNH Shareholders		> $16,750
	Diluted	**Adjusted (b)**
Net Earnings per Share	$18.45 - $18.95	$19.50 - $20.00

(a) Refer to page 6 of this release for a bridge of Optum Reported to Adjusted Operating Earnings.
(b) Refer to page 16 of this release for a reconciliation of the non-GAAP measure.

"Our results and outlook reflect the continuing progress in our work to simplify how we operate, improve both affordability and the health care experience for patients and care providers and apply modern technology to create real improvement for people."

Stephen Hemsley
Chief Executive Officer, UnitedHealth Group

Second Quarter 2026 Key Performance Metrics

- Second quarter 2026 adjusted net earnings were $6.38 per share.
- The medical care ratio was 86.7% and reflected product design changes, improved medical management and better aligned pricing. MCR was affected by $860 million of net favorable prior period development, with the majority related to 2026 dates of service.
- The operating cost ratio of 12.7% included targeted investments in infrastructure, artificial intelligence, care delivery enhancements, consumer experience and community support.
- UnitedHealthcare served 48.5 million consumers and reported revenues of $86.0 billion and earnings of $3.9 billion, with operating margins of 4.6%.
- Optum supported more than 120 million consumers and generated revenues of $65.7 billion and earnings of $4.0 billion, representing 160 basis points of margin expansion year-over-year.

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© 2026 UnitedHealth Group, Inc. All rights reserved. 2 UnitedHealth Group remains committed to addressing the issues that make health care costly and complicated for the people and providers we serve. Recent actions taken to address these issues include: Making the health system work better for everyone starts with trust, transparency and accountability. The company is strengthening that foundation by deepening oversight and renewing its leadership culture. • Refreshed leadership roles and re-energizing the company’s culture and commitment to mission. • Created a new Public Responsibility Committee for the Board of Directors, named a new Lead Independent Director and committee chairs and added a new independent director. • Published comprehensive reviews of its business practices, which included risk assessment operations, care services management and prescription drug manufacturer discounts, and implemented all recommended improvements from the reviews. • Released an independent review of the HouseCalls program that showed the sampled diagnoses were overwhelmingly supported by medical records, with an error rate nearly three times lower than the rate reported by CMS’s most recent audits. Governance, Oversight and Transparency The United Health Foundation has been refreshed, expanding its priorities to include rural health, maternal and children's health and behavioral health, among others. • Committed $1 billion to the United Health Foundation to support key initiatives, including improving rural health care, strengthening maternal and children's health and addressing behavioral health challenges. United Health Foundation The company is taking steps to increase support and access and decrease costs for all communities served. • Committed to voluntarily eliminating and rebating profits from individual Affordable Care Act coverage offerings in 2026, returning this money directly to approximately 1 million ACA members as Congress works toward longer-term solutions to strengthen the stability and affordability of these plans. • Announced support for 1,500 rural hospitals and their associated providers by accelerating payments, cutting reimbursement timelines in half and exempting these providers from most medical prior approval requirements. • A nationwide coverage expansion for doula care with employer-sponsored plans, with more than 7 million members eligible for coverage by January 2027. Affordability, Rural Care and Benefits The company is removing prior approval requirements, standardizing processes across the industry, cutting back on paperwork and increasing transparency into the prior approval process, making it quicker and simpler for doctors to treat patients. • Eliminating 30% of current prior approval volume by the end of 2026. • Eliminating nearly two-thirds of prior approval requirements for pediatric care, including waivers for certain procedures performed at leading pediatric hospitals by the end of 2026. • Leading an industry-wide effort to standardize prior approval requirements for electronic submissions, with more than 70% of UnitedHealthcare prior approvals expected to be included by the end of 2026. • Publicly reporting prior approval metrics to help care providers and the public better understand the process. • Expanding eligibility for UnitedHealthcare's Gold Card program – exempting high-performing providers from routine approval requirements entirely – and removing requirements for home health services, representing nearly 10% of total UHC prior approval volume. Prior Approval Reform To combat high prescription drug costs, the company is lowering out-of-pocket costs for patients and bringing greater transparency to pharmacy benefits, setting a new standard for the industry. • Launched the industry’s first fully transparent, fee-based pharmacy care model to bring greater clarity, predictability and affordability by decoupling PBM pricing from drug list prices and prescription volume, aligning incentives with patients and plan sponsors and introducing digital tools that allow consumers to view and compare medication costs upfront. • Committed to 100% pass-through of manufacturer drug rebate discounts to clients by January 1, 2028. • Eliminated 33% of drug reauthorizations – representing 11% of pharmacy prior approvals – for a list of nearly 270 chronic condition medications. • Increased minimum payments to independent and community physicians for brand name drugs, benefitting approximately 2,300 independent and community pharmacies. Pharmacy Reform and Drug Affordability Addressing America’s Healthcare Challenges with Sustainable Solutions

UNITEDHEALTH GROUP

Financial Performance


Revenues
$111.6B
$111.7B
$112.0B
June 30, 2025
Mar 31, 2026
June 30, 2026
Three Months Ended


Earnings from Operations
$5.2B
$9.0B
$8.0B
June 30, 2025
Mar 31, 2026
June 30, 2026
Three Months Ended

UnitedHealth Group

- UnitedHealth Group's second quarter 2026 revenues were $112.0 billion compared to $111.6 billion in the year ago quarter.
- Second quarter 2026 earnings from operations of $8.0 billion compared to $5.2 billion in the year ago quarter, driven by strong performance across both UnitedHealthcare and Optum.
- The second quarter 2026 medical care ratio was 86.7% compared to 89.4% in the second quarter 2025. The year-over-year decrease was driven by benefit design and pricing discipline, member mix and medical cost management initiatives. Net medical reserve development was $860 million in the quarter.
- Days claims payable were 47.0 compared to 48.6 in the first quarter 2026 and 44.5 in the second quarter 2025. The sequential variation was driven by normal seasonality. Days sales outstanding of 17.7 compared to 21.6 in the first quarter 2026 and 19.9 in the year ago quarter, with the sequential and year-over-year decrease due to payment timing.
- The second quarter 2026 operating cost ratio of 12.7% compared to 12.3% in second quarter 2025, reflecting incremental investments in technology, processes and people to improve care delivery and customer experiences and advance community health.
- Cash flows from operations were $11.1 billion, or 1.9 times net income, reflecting the timing of a substantial government payment, along with strong earnings performance and disciplined working capital management.
- Debt-to-capital ratio was 41.2% as of June 30, 2026, compared to 42.9% in the first quarter 2026 and 44.1% in the second quarter 2025. The company continues to target a long-term debt-to-capital ratio of approximately 40.0% by year-end.
- The company repurchased $4.0 billion of its common stock through mid-July 2026 and is on track to repurchase at least $5.0 billion for the full year 2026.

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UnitedHealthcare

Financial Performance


Revenues
$86.1B
$86.3B
$86.0B
June 30, 2025
Mar 31, 2026
June 30, 2026
Three Months Ended


Earnings from Operations
$2.1B
$5.7B
$3.9B
June 30, 2025
Mar 31, 2026
June 30, 2026
Three Months Ended

UnitedHealthcare provides health care benefits to individuals and employers, as well as Government Program beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

UnitedHealthcare

- UnitedHealthcare continues to improve the consumer experience, including by expanding care access and digital services, simplifying prior approvals and offering greater support to rural hospitals and care providers.
- UnitedHealthcare second quarter 2026 revenues of $86.0 billion compared to $86.1 billion in the second quarter 2025. UnitedHealthcare served 48.5 million people in the second quarter 2026, down 525,000 sequentially.
- UnitedHealthcare's second quarter 2026 earnings from operations were $3.9 billion and operating margin was 4.6% compared to $2.1 billion and 2.4% in second quarter 2025. The year-over-year increase was driven by medical and operating cost management, pricing discipline and benefit design changes.

UnitedHealthcare Employer & Individual

- UnitedHealthcare Employer & Individual second quarter 2026 revenues were $20.0 billion compared to $19.8 billion in the second quarter 2025.
- The number of people served contracted by 145,000 in the second quarter 2026 due to attrition in employer self-funded and fully-insured products.

UnitedHealthcare Medicare & Retirement

- UnitedHealthcare Medicare & Retirement second quarter 2026 revenues were $42.4 billion compared to $42.6 billion in the second quarter 2025 due to fewer seniors served.
- Seniors served through Medicare Advantage, including programs serving complex populations included in Medicaid, have contracted by 965,000 since year-end 2025.

UnitedHealthcare Community & State

- UnitedHealthcare Community & State second quarter 2026 revenues were $23.6 billion compared to $23.7 billion in the second quarter 2025.
- People served contracted by 380,000 in the second quarter 2026 primarily due to the planned exit from the Louisiana health plan, as well as ongoing Medicaid eligibility requirements.

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© 2026 UnitedHealth Group, Inc. All rights reserved. 5 June 30, 2025 Mar 31, 2026 June 30, 2026 Revenues June 30, 2025 Mar 31, 2026 June 30, 2026 Earnings from Operations Financial Performance Optum Health • Optum Health continues to show steady momentum, with ongoing improvements in access to care and clinical and operational discipline driving better patient outcomes, increased provider satisfaction and cost management savings as the business recenters on its integrated value-based care delivery model. • Optum Health’s second quarter 2026 revenues of $23.5 billion decreased 5% year-over-year due to ~700,000 fewer value-based-care patients served. • Second quarter 2026 earnings from operations were $1.2 billion, representing a 5.1% operating margin. The year- over-year increase was driven by strong operational improvements and medical cost management. Optum Insight • Optum Insight continues to bring AI-enabled products and services to the market, including autonomous coding and digital prior authorization tools, and completed its acquisition of Alegeus on July 2, 2026, expanding the company's consumer-directed healthcare account capabilities. • Optum Insight reported second quarter 2026 revenues of $5.4 billion. • Second quarter 2026 earnings from operations were $1.4 billion compared to $1.2 billion in the second quarter 2025. The year-over-year increase was driven by operational improvements and timing of contracts. Optum Rx • Optum Rx is leading an industry-wide shift toward greater transparency and affordability through a modern pharmacy care model that eliminates spread pricing, replaces volume-based incentives with clearly defined per-member fees and provides full disclosure of manufacturer payments. • Optum Rx’s second quarter 2026 revenues were $38.3 billion compared to $38.5 billion in second quarter 2025. • Earnings from operations for the second quarter 2026 were $1.5 billion compared to $1.4 billion in the second quarter 2025, reflecting specialty generics adoption and continued operational improvements. Adjusted scripts were 387 million compared to 414 million last year due to membership declines within UnitedHealthcare and other customers. Three Months Ended Three Months Ended The Optum businesses serve participants throughout health care, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics and technology to yield clinical insights, Optum helps improve overall health system performance by optimizing care quality, reducing care costs and improving the consumer experience. $67.2B $63.7B $65.7B $3.1B $3.3B $4.0B

© 2026 UnitedHealth Group, Inc. All rights reserved. 6 UnitedHealth Group 2026 Outlook (1) Optum Health includes $405 million of 2026 operating earnings related to the net change in loss contracts reserve, which will be excluded from adjusted operating earnings and adjusted earnings per share. As of July 16, 2026 As of January 27, 2026 ($ and weighted-average shares in millions, except per share data) Operating Earnings > $12,000 > $10,800 UnitedHealthcare > $2,275 > $2,200Optum Health > $4,925 > $4,750Optum Insight > $6,250 > $6,250Optum Rx > $13,450 > $13,200 Optum > $25,450 > $24,000 UnitedHealth Group > $16,750> $15,600Net Earnings to UNH Shareholders $18.45 - $18.95> $17.10Diluted Net Earnings per Share to UNH Shareholders $19.50 - $20.00> $17.75Adjusted Earnings per Share (1) 88.1% ± 25 bps88.8% ± 50 bpsMedical Care Ratio ~18.5%~19.25%Tax Rate ~$24,000> $18,000Cash Flows from Operations At Least $5,000~$2,500Share Repurchase Optum 2026 Reported to Adjusted Earnings Bridge Total Optum Optum Rx Optum Insight Optum Health ($ in millions) > $13,450> $6,250> $4,925> $2,275 (1)2026 Reported Operating Earnings Guidance $170-$(175)$345Net Portfolio Divestitures, Restructuring and Other $(405)--$(405)Net Change in Third Party Loss Contracts > $13,215> $6,250> $4,750> $2,2152026 Adjusted Operating Earnings > $12,577> $6,250> $4,750> $1,577Adjusted Operating Earnings as of January 27, 2026 Below outlines the 2026 Reported to Adjusted Earnings Bridge for Optum as of July 16, 2026. (1) Refer to page 16 of this release for a reconciliation of non-GAAP measures.

© 2026 UnitedHealth Group, Inc. All rights reserved. 7 About UnitedHealth Group UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow UnitedHealth Group on LinkedIn. Earnings Conference Call As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:00 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page through July 30, 2026. This earnings release and the Form 8-K dated July 16, 2026, can also be accessed from the Investor Relations page of the company’s website. Non-GAAP Financial Information This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. Investors: Media: Investor_relations@uhg.com uhgmedia@uhg.com

© 2026 UnitedHealth Group, Inc. All rights reserved. 8 Forward-Looking Statements The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities laws. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; our ability to successfully execute initiatives designed to simplify and improve the consumer healthcare experience; our ability to effectively execute our value-based care strategies; the DOJ’s legal actions concerning our participation in the Medicare program; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; risks and uncertainties associated with our increasing use of artificial intelligence and other emerging technologies; failure to complete, manage or integrate strategic transactions; risks and uncertainties associated with the sale of our remaining operations in South America; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; failure to attract, develop, retain, and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, reinvest in our business, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

UNITEDHEALTH GROUP Earnings Release Schedules and Supplementary Information Quarter Ended June 30, 2026 • Condensed Consolidated Statements of Operations • Condensed Consolidated Balance Sheets • Condensed Consolidated Statements of Cash Flows • Revenues by Business - Supplemental Financial Information • Earnings by Business - Supplemental Financial Information • People Served and Performance Metrics - Supplemental Financial Information • Reconciliation of Non-GAAP Financial Measures 9

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
Revenues				
Premiums	$86,956	$87,905	$174,517	$174,439
Products	13,835	13,564	27,085	26,600
Services	10,018	9,039	19,797	18,011
Investment and other income	1,223	1,108	2,354	2,141
Total revenues	112,032	111,616	223,753	221,191
Operating costs				
Medical costs	75,358	78,585	148,847	151,996
Operating costs	14,268	13,778	29,658	27,372
Cost of products sold	13,375	13,019	26,198	25,409
Depreciation and amortization	1,040	1,084	2,069	2,145
Total operating costs	104,041	106,466	206,772	206,922
Earnings from operations	7,991	5,150	16,981	14,269
Interest expense	(962)	(1,027)	(1,917)	(2,025)
Loss on sale of subsidiary and subsidiaries held for sale	(61)	(41)	(133)	(56)
Earnings before income taxes	6,968	4,082	14,931	12,188
Provision for income taxes	(1,298)	(510)	(2,780)	(2,142)
Net earnings	5,670	3,572	12,151	10,046
Earnings attributable to noncontrolling interests	(186)	(166)	(387)	(348)
Net earnings attributable to UnitedHealth Group common shareholders	$5,484	$3,406	$11,764	$9,698
Diluted earnings per share attributable to UnitedHealth Group common shareholders (a)	$6.04	$3.74	$12.94	$10.61
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (b)	$6.38	$4.08	$13.61	$11.29
Diluted weighted-average common shares outstanding	906	910	908	914

(a) The calculation of diluted earnings per share includes an immaterial reduction to the numerator related to forward share repurchase contracts for the three months and six months ended June 30, 2026.

(b) See page 16 for a reconciliation of non-GAAP measures.

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UNITEDHEALTH GROUP CONDENSED CONSOLIDATED BALANCE SHEETS (in millions; unaudited) June 30, 2026 December 31, 2025 Assets Cash and short-term investments ..................................................................................................................................................... $31,468 $28,121 Accounts receivable, net .................................................................................................................................................................... 21,573 23,018 Other current assets ............................................................................................................................................................................ 33,819 39,443 Total current assets ................................................................................................................................................................... 86,860 90,582 Long-term investments ....................................................................................................................................................................... 57,716 54,251 Other long-term assets ....................................................................................................................................................................... 165,151 164,748 Total assets .................................................................................................................................................................................... $309,727 $309,581 Liabilities, redeemable noncontrolling interests and equity Medical costs payable ......................................................................................................................................................................... $38,930 $39,337 Short-term borrowings and current maturities of long-term debt ................................................................................................. 3,827 6,069 Other current liabilities ........................................................................................................................................................................ 69,063 69,491 Total current liabilities ............................................................................................................................................................... 111,820 114,897 Long-term debt, less current maturities ............................................................................................................................................ 69,501 72,320 Other long-term liabilities .................................................................................................................................................................... 22,457 20,666 Redeemable noncontrolling interests ............................................................................................................................................... 1,436 1,608 Equity ..................................................................................................................................................................................................... 104,513 100,090 Total liabilities, redeemable noncontrolling interests and equity ........................................................................................... $309,727 $309,581 11

UNITEDHEALTH GROUP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited) Six Months Ended June 30, 2026 2025 Operating Activities Net earnings ......................................................................................................................................................................................... $12,151 $10,046 Noncash items: Depreciation and amortization ....................................................................................................................................................... 2,069 2,145 Deferred income taxes and other .................................................................................................................................................. 176 40 Share-based compensation ........................................................................................................................................................... 624 572 Loss on sale of subsidiary and subsidiaries held for sale .......................................................................................................... 133 56 Net changes in operating assets and liabilities ............................................................................................................................... 4,811 (215) Cash flows from operating activities .......................................................................................................................................... 19,964 12,644 Investing Activities (Purchases of investments, net of sales and maturities) sales and maturities of investments, net of purchases ............... (2,751) 1,327 Purchases of property, equipment and capitalized software ........................................................................................................ (1,562) (1,784) Cash paid for acquisitions and other transactions, net .................................................................................................................. (98) (734) Repayment of care provider loans - cyberattack ............................................................................................................................ 197 1,293 Other, net .............................................................................................................................................................................................. (31) (1,618) Cash flows used for investing activities .................................................................................................................................... (4,245) (1,516) Financing Activities Common share repurchases .............................................................................................................................................................. (1,646) (5,545) Dividends paid ...................................................................................................................................................................................... (4,092) (3,912) Net change in short-term borrowings and long-term debt ............................................................................................................. (4,813) 1,566 Other, net .............................................................................................................................................................................................. (1,064) 43 Cash flows used for financing activities .................................................................................................................................... (11,615) (7,848) Effect of exchange rate changes on cash and cash equivalents ................................................................................................. (3) 29 Increase in cash and cash equivalents, including cash within businesses held for sale ......................................................... 4,101 3,309 Less: net change in cash within businesses held for sale ............................................................................................................ 119 (25) Net increase in cash and cash equivalents ..................................................................................................................................... 4,220 3,284 Cash and cash equivalents, beginning of period ............................................................................................................................ 24,365 25,312 Cash and cash equivalents, end of period ...................................................................................................................................... $28,585 $28,596 12

UNITEDHEALTH GROUP
REVENUES BY BUSINESS - SUPPLEMENTAL FINANCIAL INFORMATION
(in millions; unaudited)

	UnitedHealthcare	Optum				UnitedHealth Group Consolidated (a)
		Optum Health (c)	Optum Insight (c)	Optum Rx	Total Optum (a)	
Three Months Ended June 30, 2026						
Total revenues	$86,017	$23,472	$5,402	$38,292	$65,663	$112,032
Restructuring and other (2)	—	(1)	—	—	(1)	(1)
Adjusted revenues (b)	$86,017	$23,471	$5,402	$38,292	$65,662	$112,031
Three Months Ended June 30, 2025						
Total revenues	$86,103	$24,725	$5,232	$38,459	$67,225	$111,616
Six Months Ended June 30, 2026						
Total revenues	$172,282	$47,581	$10,527	$74,028	$129,412	$223,753
Restructuring and other (2)	—	2	(77)	—	(75)	(75)
Adjusted revenues (b)	$172,282	$47,583	$10,450	$74,028	$129,337	$223,678
Six Months Ended June 30, 2025						
Total revenues	$170,720	$49,562	$10,259	$73,591	$131,110	$221,191

UnitedHealthcare Revenues
(in millions; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2026	2025	2026	2025
UnitedHealthcare Employer & Individual - Domestic	$19,048	$18,950	$38,254	$38,016
UnitedHealthcare Employer & Individual - Global	944	819	1,856	1,601
UnitedHealthcare Employer & Individual - Total	19,992	19,769	40,110	39,617
UnitedHealthcare Medicare & Retirement	42,390	42,623	84,472	84,328
UnitedHealthcare Community & State	23,635	23,711	47,700	46,775
Total UnitedHealthcare revenues	$86,017	$86,103	$172,282	$170,720

(a) Optum and consolidated revenues for the three months ended June 30, 2026 and 2025 include Optum eliminations of $1,503 and $1,191; and corporate eliminations of $39,648 and $41,712, respectively. Optum and consolidated revenues for the six months ended June 30, 2026 and 2025 include Optum eliminations of $2,724 and $2,302; and corporate eliminations of $77,941 and $80,639, respectively.

(b) See page 16 for description of non-GAAP measures.

(c) Prior period amounts have been recast to reflect the realignment of Optum Financial.

Note: See end notes for further information regarding non-GAAP adjustments.

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UNITEDHEALTH GROUP
EARNINGS BY BUSINESS - SUPPLEMENTAL FINANCIAL INFORMATION
(in millions, except percentages; unaudited)

	UnitedHealthcare	Optum				UnitedHealth Group Consolidated
		Optum Health (b)	Optum Insight (b)	Optum Rx	Total Optum	
Three Months Ended June 30, 2026						
Earnings from operations	$3,942	$1,190	$1,369	$1,490	$4,049	$7,991
Net portfolio divestitures and South American impacts (1)	—	35	4	—	39	39
Restructuring and other (2)	—	(51)	—	—	(51)	(51)
Adjusted earnings from operations (a)	$3,942	$1,174	$1,373	$1,490	$4,037	$7,979
Operating margin	4.6 %	5.1 %	25.3 %	3.9 %	6.2 %	7.1 %
Adjusted operating margin (a)	4.6 %	5.0 %	25.4 %	3.9 %	6.1 %	7.1 %
Three Months Ended June 30, 2025						
Earnings from operations	$2,075	$429	$1,205	$1,441	$3,075	$5,150
Operating margin	2.4 %	1.7 %	23.0 %	3.7 %	4.6 %	4.6 %
Six Months Ended June 30, 2026						
Earnings from operations	$9,636	$2,331	$2,332	$2,682	$7,345	$16,981
Net portfolio divestitures and South American impacts (1)	—	341	(524)	(8)	(191)	(191)
Restructuring and other (2)	—	(186)	339	—	153	153
Adjusted earnings from operations (a)	$9,636	$2,486	$2,147	$2,674	$7,307	$16,943
Operating margin	5.6 %	4.9 %	22.2 %	3.6 %	5.7 %	7.6 %
Adjusted operating margin (a)	5.6 %	5.2 %	20.5 %	3.6 %	5.6 %	7.6 %
Six Months Ended June 30, 2025						
Earnings from operations	$7,301	$1,840	$2,369	$2,759	$6,968	$14,269
Operating margin	4.3 %	3.7 %	23.1 %	3.7 %	5.3 %	6.5 %

(a) See page 16 for description of non-GAAP measures.

(b) Prior period amounts have been recast to reflect the realignment of Optum Financial.

Note: See end notes for further information regarding non-GAAP adjustments.

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UNITEDHEALTH GROUP PEOPLE SERVED AND PERFORMANCE METRICS - SUPPLEMENTAL FINANCIAL INFORMATION (unaudited) UnitedHealthcare Customer Profile (in thousands) People Served June 30, 2026 March 31, 2026 December 31, 2025 June 30, 2025 Commercial: Risk-based ................................................................................. 7,655 7,725 8,165 8,440 Fee-based .................................................................................. 22,265 22,340 21,485 21,530 Total Commercial ................................................................... 29,920 30,065 29,650 29,970 Medicare Advantage .................................................................... 7,565 7,555 8,445 8,350 Medicaid ........................................................................................ 6,780 7,160 7,380 7,490 Medicare Supplement (Standardized) ...................................... 4,260 4,270 4,285 4,305 Total Community and Senior .............................................. 18,605 18,985 20,110 20,145 Total UnitedHealthcare - Medical ....................................... 48,525 49,050 49,760 50,115 Supplemental Data Medicare Part D stand-alone .................................................. 2,710 2,740 2,770 2,800 South American businesses held for sale ............................. 1,145 1,160 1,160 1,165 Optum Performance Metrics June 30, 2026 March 31, 2026 December 31, 2025 June 30, 2025 Optum Health Consumers Served (in millions) (a) .............. 93 93 92 95 Optum Rx Quarterly Adjusted Scripts (in millions) ............... 387 383 424 414 (a) Prior period amounts have been recast to reflect the realignment of Optum Financial. 15

UNITEDHEALTH GROUP RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Use of Non-GAAP Financial Measures Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin and adjusted revenues are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Adjustments made to these measures are as follows: Intangible Amortization: Adjusted net earnings per share excludes intangible amortization from the relevant GAAP measure. As amortization fluctuates based on the size and timing of the company’s acquisition activity, management believes this exclusion provides a more useful comparison of the company’s underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share. Net Portfolio Divestitures and South American Impacts: Adjusted net earnings per share, adjusted earnings from operations and adjusted operating margin exclude net portfolio divestitures and South American impacts. Net portfolio divestitures and South American impacts relate to the actions taken by management in the fourth quarter of 2025 as a result of a strategic review of our assets and businesses aimed at advancing and scaling our operations, including our value-based care business at Optum Health. For the three and six months ended June 30, 2026, these actions included net incremental losses on businesses held for sale, including our remaining South American operations. For the six months ended June 30, 2026, these actions also included a net gain on the sales of businesses previously classified as held for sale as of December 31, 2025. Portfolio divestitures are not representative of the Company's underlying business and management believes that the exclusion of these items presents a more useful comparison of the Company’s underlying business performance and trends from period to period. Restructuring and Other: Adjusted net earnings per share, adjusted earnings from operations, adjusted operating margin and adjusted revenues exclude restructuring and other items. For the six months ended June 30, 2026, restructuring and other items included a contribution to the United Health Foundation of $400 million funded by the cash gain on the disposition of an Optum Insight business. For the three and six months ended June 30, 2026, restructuring and other items included the net decrease in loss contract reserves of $50 million and $187 million and net valuation gains on equity securities of $1 million and $60 million, respectively. These items are not representative of the Company's underlying business and management believes that the exclusion of these items presents a more useful comparison of the Company’s underlying business performance and trends from period to period. Adjusted earnings per share for the projected year ended December 31, 2026 excludes the net expected decrease in loss contract reserves. 16

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data; unaudited)

Adjusted Net Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,		Projected Year Ended December 31,
	2026	2025	2026	2025	2026
Net earnings attributable to UnitedHealth Group common shareholders	$5,484	$3,406	$11,764	$9,698	> $16,750
Intangible amortization	346	409	680	826	~1,345
Net portfolio divestitures and South American impacts (1)	100	—	(58)	—	~(35)
Restructuring and other (2)	(51)	—	153	—	~(50)
Tax effect of adjustments	(87)	(99)	(169)	(201)	~(285)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$5,792	$3,716	$12,370	$10,323	> $17,725
Diluted earnings per share	$6.04	$3.74	$12.94	$10.61	$18.45 to $18.95
Intangible amortization per share	0.38	0.45	0.75	0.90	~1.50
Net portfolio divestitures and South American impacts per share	0.11	—	(0.06)	—	~(0.05)
Restructuring and other per share	(0.06)	—	0.17	—	~(0.05)
Tax effect of adjustments per share	(0.09)	(0.11)	(0.19)	(0.22)	~(0.35)
Adjusted diluted earnings per share	$6.38	$4.08	$13.61	$11.29	$19.50 to $20.00

End Notes

(1) Net portfolio divestitures and South American impacts for the three and six months ended June 30, 2026 includes net impacts of dispositions and businesses held for sale and $61 million and $133 million of incremental losses related to South American businesses held for sale, respectively. For the three and six months ended June 30, 2025, net impacts of dispositions and South American impacts were not significant.

(2) Restructuring and other for the three and six months ended June 30, 2026 includes net valuation gains on equity securities. For the three and six months ended June 30, 2025 net valuation gains were not significant.

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